EXHIBIT 21.1

LIST OF SUBSIDIARIES

Entity	Jurisdiction
Burger King Corporation	Florida
BK Acquisition, Inc.	Delaware
BK Card Company, Inc.	Florida
B.K. Services, Ltd.	Delaware
Burger King Brands, Inc.	Delaware
Burger King Interamerica, Inc.	Florida
Burger King Sweden Inc.	Florida
Distron Transportation Systems, Inc.	Florida
The Melodie Corporation	New Mexico
TPC Number Four, Inc.	Delaware
TPC Number Six, Inc.	Texas
Mid-America Aviation, Inc.	Oregon
Moxie’s, Inc.	Louisiana
TQW Company	Texas
QZ, Inc.	Florida
Burger King Korea, Ltd.	Korea
Burger King A.B.	Sweden
Burger King Sweden K.B.	Sweden
Burger King Restaurants K.B.	Sweden
Burger King France Holdings S.A.S.	France
Burger King Restaurants of Canada Inc.	Canada
Burger King Canada Acquisitions, Inc.	Canada
F.P.M.I. Food Services, Inc.	Canada
Adminitracion de Comidas Rapidas, S.A. de C.V.	Mexico
Servicios de Burger King, S.A. de C.V.	Mexico
Immuebles Genial, S.A. de C.V.	Mexico
Burger King Mexicana, S.A. de C.V.	Mexico
Inmuebles El Presidente, S.A. de C.V.	Mexico
Burger King Beteiligungs GmBH	Germany
Burger King GmbH Berlin	Germany
Burger King GmbH Munchen	Germany
BK Grundstucksverwaltungs Beteiligungs GmBH	Germany

Entity	Jurisdiction
BK Grundstucksverwaltungs GmbH & Co. KG	Germany
Burger King Espana S.A.	Spain
Burger King Italia S.r.l.	Italy
Burger King do Brasil Assessoria a Restaurantes Ltda.	Brazil
Burger King de Puerto Rico, Inc.	Puerto Rico
Burger King Asia Pacific P.T.E. Ltd.	Singapore
Burger King Australia Pty Limited	Australia
Burger King (Hong Kong) Limited	Hong Kong
Burger King (Shanghai) Restaurant Company Ltd.	Hong Kong
Burger King (Shanghai) Commercial Consulting Co. Ltd.	Hong Kong
Burger King Limited	United Kingdom
Empire Catering Company Limited	United Kingdom
Empire International Restaurants Limited	United Kingdom
Golden Egg Franchises Limited	United Kingdom
Hayescrest Limited	United Kingdom
Huckleberry’s Limited	United Kingdom
JC Baker & Herbert Bale Limited	United Kingdom
Mini Meals Limited	United Kingdom
Montrass Limited	United Kingdom
Montrap Limited	United Kingdom
Burger King UK Pension Plan Trustee Company Limited	United Kingdom
Burger King B.V.	Netherlands
Burger Station B.V.	Netherlands
Burger King Restaurants B.V.	Netherlands
Burger King Schweiz GmBH	Switzerland
Burger King Europe GmBH	Switzerland
BK Asiapac, Pte. Ltd.	Singapore